Exhibit 99.1

For immediate release	March 20, 2023

Crown Crafts Acquires Manhattan Toy, a Leading Creator of

Developmental Toys for Early Childhood

Acquisition expands and complements Crown Crafts’ toy offerings,

customer base and international business

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today announced that it has acquired Manhattan Group, LLC, doing business as Manhattan Toy, and its wholly owned subsidiary Manhattan Toy Europe. The acquisition expands Crown Crafts’ presence in the growing category of developmental toys for infants and toddlers. Manhattan Toy’s product offerings of plush, dolls and wooden toys will complement Crown Crafts’ existing line of Sassy toys.

“The developmental toy category represents a tremendous growth opportunity as parents of young children turn away from electronics and toward more physical toys that bring joy, imagination and creativity to play,” said Olivia W. Elliott, President and Chief Executive Officer of Crown Crafts. “Manhattan Toy adds new and exciting products to our portfolio, expands our customer base and opens up new distribution channels, including international expansion. We are greatly impressed with Manhattan Toy’s operations and its excellent design team, and welcome them to the Crown Crafts team.”

“At Manhattan Toy, we have always been dedicated to creating toys that promote a child’s cognitive, emotional and social development, while recognizing that the most powerful thing any of us play with in this life is our imagination,” said Nora Quinlan O’Leary, President of Manhattan Group. “We are proud of our reputation as a pioneer in the developmental toy category and all that our talented team has accomplished. We are also pleased that Crown Crafts shares our vision, and we are excited about the new growth opportunities this acquisition will bring.”

The purchase price for the acquisition is $17 million and is subject to customary working capital adjustments. The purchase was funded by a combination of cash on hand and proceeds from the Company’s line of credit. The term of the line of credit has been extended from July 2025 to July 2028 and its borrowing capacity increased from $26 million to $35 million.

The acquisition is expected to be accretive to earnings and will add approximately $24 million annually to the Company’s net sales. Following the acquisition, the toy category will become the largest product category within the Company’s business, representing approximately 40% of overall net sales.

Manhattan Toy is based in Minneapolis, Minnesota, with a distribution facility in Eden Valley, Minnesota, and its European subsidiary is based in the United Kingdom. Crown Crafts intends to continue operations at both offices and at the distribution facility.

According to a report from Fortune Business Insights, the global educational toy market was approximately $65 billion in 2020, including $25 billion in North America. Motor skill toys represented the largest share of the global market, which is forecast to grow at a near-double-digit rate through 2028.

“This acquisition is the latest step in our long-term strategic plan, which includes expanding in the toy category, expanding our product offerings both organically and through acquisition, increasing our direct sales to consumers, reducing operating costs, and making further investments to enhance our technology and improve our organizational structure,” Elliott said. “We will continue to pursue our strategy as we look for additional opportunities for profitable growth.”

D.A. Davidson & Company acted as exclusive financial advisor to Manhattan Toy on this transaction.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, bibs, toys and disposable products. The Company operates through its two wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores. For more information, visit the Company’s website at www.crowncrafts.com.

About Manhattan Toy Company

Manhattan Toy offers a wide variety of toys, dolls, plush products and games designed to help young children learn through the experience of play. Its award-winning portfolio includes more than 500 products ranging from wooden toys to activity centers and books. More information about the company is available at www.manhattantoy.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. The forward-looking statements in this press release do not constitute guarantees of future performance and include, without limitation, statements regarding the anticipated benefits of the Company’s acquisition of Manhattan Toy, including expanded market presence, product offerings, customer base, distribution channels and international business; the anticipated market for developmental toys; expectations regarding the acquisition’s impact on the Company’s growth opportunities, earnings and net sales; the expectation that the acquisition supports the objectives of the Company’s long-term strategic plan; and the potential value and synergies that the acquisition may provide to the Company’s customers, employees and stockholders.

Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, the Company’s ability to realize the potential benefits of its acquisition of Manhattan Toy; potential disruptions to the operations of the Company and Manhattan Toy, the distraction of management and other risks related to the Company’s integration of Manhattan Toy’s products, business and team; the Company’s ability to retain Manhattan Toy’s key personnel; unexpected or increased charges, expenses or costs resulting from the acquisition; potential adverse reactions or changes to business relationships resulting from the announcement and completion of the acquisition; general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products; changing competition; changes in the retail environment; the Company’s ability to successfully integrate any other businesses the Company may acquire; the level and pricing of future orders from the Company’s customers; the extent to which the Company’s business is concentrated in a small number of customers; the Company’s dependence upon third-party suppliers, including some located in foreign countries; customer acceptance of both new designs and newly-introduced product lines; actions of competitors that may impact the Company’s business; disruptions to transportation systems or shipping lanes used by the Company or its suppliers; and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Investor Relations:

Craig J. Demarest	Three Part Advisors
Vice President and Chief Financial Officer	Steven Hooser, Partner, or
(225) 647-9118	John Beisler, Senior Vice President
cdemarest@crowncrafts.com	(817) 310-8776